EXHIBIT 99.1

Amarin Announces FDA Review Division Response

to ANCHOR SPA Agreement Reinstatement Request

– Conference Call Set for 8:00 a.m. ET today –

- Amarin Plans Appeal to FDA Office Level, No FDA sNDA Action Expected During Appeal -

BEDMINSTER, N.J., and DUBLIN, Ireland, January 21, 2014 — Amarin Corporation plc (Nasdaq: AMRN), a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health, announced today that the Division of Metabolism and Endocrinology Products (DMEP) within the U.S. Food and Drug Administration (FDA) has notified Amarin in connection with Amarin’s request for reconsideration of DMEP’s October 2013 decision to rescind the ANCHOR clinical trial Special Protocol Assessment (SPA) agreement that DMEP “does not plan to re-instate the ANCHOR SPA agreement.”

In its communication to Amarin, DMEP stated that information submitted by Amarin supports testing the hypothesis that Vascepa® (icosapent ethyl) 4 grams/day versus placebo reduces major adverse cardiovascular events in statin-treated subjects with residually high triglyceride levels, as is being studied in the Vascepa REDUCE-IT cardiovascular outcomes study. However, DMEP reiterated its position expressed at the October 2013 Vascepa advisory committee meeting that currently available data from studies of other therapies do not support use of drug-induced reductions in serum triglycerides as a basis for approval of an indication that DMEP views as ostensibly and impliedly an indication to reduce the risk of cardiovascular disease.

Prior to being able to appeal DMEP’s October 2013 decision to rescind the ANCHOR SPA agreement, FDA protocol requires that DMEP first be given a formal opportunity for reconsideration. With that step now completed, Amarin plans to appeal the DMEP decision to the FDA Director of the Office of Drug Evaluation II (ODE-II), the next level under FDA dispute resolution guidance. Based on information available to Amarin, Amarin does not expect a determination on the pending ANCHOR supplemental new drug application (sNDA) while Amarin prepares its appeal or while this appeal is pending. Amarin also plans to continue its efforts toward a positive determination on the pending ANCHOR sNDA.

As previously stated, Amarin recognizes the significant challenge it faces in its efforts to reinstate the ANCHOR SPA agreement and obtain approval of the ANCHOR sNDA. There can be no assurance that Amarin will be successful in its effort to reinstate the ANCHOR SPA agreement or obtain a label expansion reflecting the ANCHOR clinical trial. There also can be no assurance that the FDA will not communicate the results of its review of the ANCHOR sNDA prior to the timing expected.

Vascepa remains FDA approved for use as an adjunct to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia.

Conference call today

Members of the Amarin management team will host a webcast and conference call to provide a company update and discuss the recent FDA action today at 8:00 a.m. ET.

The conference call can be heard live via the investor relations section of the company’s website at www.amarincorp.com, or via telephone by dialing 877-407-9124 within the United States or 201-689-8584 from outside the United States. A replay of the call will be made available for a period of two weeks following the conference call. To hear a replay of the call, dial 877-660-6853 (inside the United States) or 201-612-7415 (outside the United States). A replay of the call will also be available through the company’s website shortly after the call. For both dial-in numbers please use conference ID 13574872.

About Vascepa® (icosapent ethyl) capsules

Vascepa® (icosapent ethyl) capsules, known in scientific literature as AMR101, is a highly pure-EPA omega-3 prescription product in a 1 gram capsule.

Indications and Usage

•	Vascepa (icosapent ethyl) is indicated as an adjunct to diet to reduce triglyceride (TG) levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia.

•	The effect of Vascepa on the risk for pancreatitis and cardiovascular mortality and morbidity in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information for Vascepa

•	Vascepa is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to Vascepa or any of its components and should be used with caution in patients with known hypersensitivity to fish and/or shellfish.

•	The most common reported adverse reaction (incidence >2% and greater than placebo) was arthralgia (2.3% for Vascepa, 1.0% for placebo).

FULL VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Vascepa is under various stages of development for potential use in indications that have not been approved by the FDA. Nothing in this press release should be construed as promoting the use of Vascepa in any indication that has not been approved by the FDA.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in lipid science and the potential therapeutic benefits of polyunsaturated fatty acids. Vascepa® (icosapent ethyl), Amarin’s first FDA approved product, is a patented, ultra pure omega-3 fatty acid product comprising not less than 96% EPA. For more information about Vascepa visit www.vascepa.com. For more information about Amarin visit www.amarincorp.com.

Forward-looking statement

This press release contains forward-looking statements, including statements about Amarin’s plan to appeal the ANCHOR SPA agreement rescission and Amarin’s expectation about the timing of FDA response to Amarin’s pending ANCHOR sNDA. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: the risk that Amarin’s interpretation of the applicable legal standards and scientific information related to the ANCHOR SPA agreement rescission may not be determinative or adjudicated in Amarin’s favor or at all; uncertainties associated generally with research and development, clinical trials and related regulatory decisions; the risk that FDA will follow the recommendation of the advisory committee against ANCHOR sNDA approval; the risk that the FDA may communicate the results of its review of the ANCHOR sNDA prior to the timing expected. A further list and description the risks and uncertainties associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Availability of other information about Amarin

Investors and others should note that we communicate with our investors and the public using our company website (www.amarincorp.com), our investor relations website (http://www.amarincorp.com/investor-splash.html), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in Amarin to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin contact information:

Joseph Bruno

Investor Relations and Corporate Communications

Amarin Corporation

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com